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Exhibit 10.03

[FORM OF RELOAD OPTION GRANT NOTIFICATION (EFFECTIVE NOVEMBER 1, 2006)]

RELOAD STOCK OPTION GRANT NOTIFICATION
(Grant dated «stock_price_date»)

1. Grant of Reload Option.    Citigroup Inc. ("Citigroup") hereby grants to «window_1» ("Participant") one or more non-qualified stock options to purchase the number of shares of Citigroup common stock noted in the Reload Stock Option Grant Summary below, at a grant price per share (the "Grant Price") of $«option_price» subject to the terms, conditions, and restrictions described herein pursuant to the Citigroup 1999 Stock Incentive Plan, as amended and restated effective April 19, 2005, and as it may be further amended from time to time (the "Plan"). As used in this Notification, the term "Reload Option" shall mean a single reload option grant as well as multiple reload option grants, if the grant of more than one reload option is indicated below. The "Company", for purposes of this Agreement, shall mean Citigroup and its subsidiaries that participate in the Plan.

Reload Stock Option Grant Summary
Vesting Date	Grant Price	Plan
«vesting_date»	$«option_price»	1999 Stock Incentive Plan

NUMBER OF OPTION SHARES	EXPIRATION DATES

2. Terms and Conditions.    The terms, conditions, and restrictions applicable to the Reload Option are specified in the prospectus dated February 13, 2002 (titled "Your Citigroup Stock Option Grant"), the prospectus supplements thereto dated October 1, 2002, and January 1, 2004, and August 1, 2006, (together, the "Prospectus"), and the grant agreement governing the original option pursuant to which this Reload Option has been granted. These terms include, but are not limited to, provisions relating to amendment, vesting, cancellation, expiration and exercise, restrictions on transfer, and sale restrictions that may apply to shares acquired upon exercise, all of which are hereby incorporated by reference into this Notification. By accepting this Reload Option, Participant confirms receipt of the Prospectus and the original option grant agreement, and that he or she has read and understands these documents. The Reload Option is also subject to all program guidelines that may be in effect from time to time.

IMPORTANT NOTE ABOUT THE AMERICAN JOBS CREATION ACT OF 2004

As part of the American Jobs Creation Act of 2004, Section 409A was added to the Internal Revenue Code (the "Code"). Section 409A applies to all stock options that were not vested as of December 31, 2004. It provides, among other things, for an additional 20% tax on "deferred compensation" that is not paid in accordance with Section 409A, as determined by final regulations to be issued by the Internal Revenue Service (IRS). The Reload Option may be considered "deferred compensation" within the meaning of Section 409A. The IRS has issued proposed regulations under Section 409A, but the rules are not yet final.

The terms and conditions of, and the program guidelines and Plan provisions applicable to the Reload Option may be amended to conform them to the requirements of Section 409A and the final regulations. However, there is no guarantee that any Reload Option will not be subject to additional tax under Section 409A. Participant will receive a prospectus supplement describing any changes made after the date hereof as a result of Section 409A or the final regulations. The terms and conditions in the original option agreement, the prospectus and prospectus supplements described above, and as summarized elsewhere herein, will be superseded by any amended provisions contained in a subsequent prospectus supplement.

        Certain terms and conditions of your Reload Option are summarized below (see your original grant agreement, the Prospectus and any subsequent prospectus supplement for complete details and the specific terms governing your grant):

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  The Reload Option, whether vested or unvested, may be canceled when your employment terminates, depending on the reason for termination.

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  The vesting of your Reload Option and your right to exercise your Reload Option may be suspended during any break in your employment.

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  You may be entitled to exercise your Reload Option using the reload option exercise method, by which you may receive a new reload option grant; however, you will not be able to use the reload option exercise method following a termination of your employment.

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  If you resign, or if your employment is terminated by the Company because of your "gross misconduct," your Reload Option will be canceled on your termination date.

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  If the Company terminates your employment involuntarily for a reason other than your "gross misconduct," the vesting of your Reload Option will stop, and you will have up to 30 days from your termination date (depending on the specific terms governing your grant) to exercise your Reload Option, but not later than the expiration date of your Reload Option.

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  If you terminate your employment under an "age and years of service" provision applicable to your Reload Option, vesting of your Reload Option may be accelerated, and you will have up to two (2), three (3), or five (5) years from your termination date (depending on the specific terms governing your grant) to exercise your Reload Option, but not later than the expiration date of your Reload Option.

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  For purposes of the Reload Option, your employment shall be deemed terminated as of the last day of your active service with the Company, regardless of any entitlement to notice, payment in lieu of notice, severance pay, termination pay, pension payment, or the equivalent that may be provided by any other plan, contract, or law. Remaining employed pursuant to a Company employment termination notice policy or notice period, not to exceed 75 days, shall be considered active service with the Company. If you are placed on salary continuation, active service with the Company shall continue until the last business day immediately preceding the first day of the salary continuation period.

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  If you die, the vesting of your Reload Option may stop or be accelerated and/or your estate will have up to two (2) or five (5) years from the date of your death (depending on the specific terms governing your grant) to exercise your Reload Option, but not later than the expiration date of your Reload Option.

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  During a statutory leave of absence, the vesting of your Reload Option will continue and you can exercise your Reload Option during such leave, but not later than the expiration date of your Reload Option, provided that such leave is approved by management of Participant's business unit, is provided by applicable law and taken in accordance with such law and applicable Company policy.

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  If you are on a personal leave of absence, or if you are on a statutory leave of absence followed immediately by a personal leave of absence, your Reload Option will be canceled as soon as the personal leave of absence (or combined statutory leave and personal leave of absence) has exceeded six months.

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  Unless otherwise canceled at an earlier date, the Reload Option will expire when the original option expires.

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  Your Reload Option may not be sold, pledged, hypothecated, assigned or otherwise transferred, other than by will or the laws of descent and distribution, and during your lifetime, it may be exercised only by you.

3. Participant Understandings.    Participant understands that: (a) all equity incentive awards are entirely discretionary and that no right to receive an award exists absent a prior written agreement to the contrary; (b) the value that may be realized from an equity incentive award, if any, is contingent, and depends on the future market price of Citigroup stock, among other factors; (c) equity incentive awards, being intended to promote employee retention and stock ownership and to align employees' interests with those of shareholders, are subject to vesting conditions and will be canceled if vesting conditions are not satisfied; (d) any monetary value assigned to an equity incentive award in any communication regarding the award is contingent, hypothetical, and for illustrative purposes only, and does not express or imply any promise or intent by the Company to deliver, directly or indirectly, any certain or determinable cash value to Participant; (e) receipt of this Reload Option or any incentive award in the past is neither an indication nor a guarantee that an incentive award of any type or amount will be made in the future, and that absent a written agreement to the contrary, the Company is free to change its practices and policies regarding incentive awards at any time in its sole discretion; and (f) vesting is subject to confirmation and final determination by Citigroup that conditions to vesting have been satisfied. Participant shall have no rights as a stockholder of the Company with respect to any shares covered by this Reload Option unless and until the Reload Option vests and is exercised for shares.

4. Vesting and Expiration Dates.    The Reload Option shall vest and become exercisable on the vesting date stated in the Reload Stock Option Grant Summary provided Participant remains continuously employed by the Company or one of its participating subsidiaries. The Reload Option will expire on the date(s) indicated in the Reload Stock Option Grant Summary, which dates correspond to the expiration dates of the original option or reload option pursuant to which this Reload Option has been granted, subject to earlier cancellation or suspension upon or following a termination of employment or other change in employment status during the option term as provided in the Prospectus and the original option grant agreement.

5. Exercise of Reload Option.    Participant may exercise the Reload Option in whole or in part upon notice to the Company together with provision for payment of the Grant Price and applicable withholding taxes. Such notice shall be given in the manner prescribed by the Company and shall specify the date and method of exercise and the number of shares being exercised. All stock option exercises will be processed in accordance with the Citigroup Equity Compensation administrative procedures and deadlines then in effect. Participant acknowledges that the laws of the country in which Participant is working at the time of grant, vesting and/or exercise of the Reload Option (including any rules or regulations governing securities, foreign exchange, tax, or labor matters) or Company accounting or other policies dictated by such country's political or regulatory climate, may restrict or prohibit any one or more of the stock option exercise methods described in the Prospectus, that such restrictions may apply differently if Participant is a resident or expatriate employee, and that such restrictions are subject to change at any time. If the last day on which the Reload Option may be exercised is not a trading day on the New York Stock Exchange, then the immediately preceding New York Stock Exchange trading day shall be the last day on which the Reload Option may be exercised. A Reload Option may not be exercised after the Expiration Date set forth on the first page of this Notification. The Company is not obligated to notify Participant that a Reload Option is nearing expiration.

6. Plan Administration.    The Reload Option has been granted subject to the terms of the Plan, and the shares deliverable to Participant upon exercise will be from the shares available for grant pursuant to the terms of the Plan. The Board of Directors of Citigroup may terminate or suspend the Plan, and may amend the Plan, subject to the approval of stockholders, if required, at any time. No termination, suspension or amendment of the Plan shall adversely affect the right of any Participant with respect to a Reload Option theretofore granted, as determined by the Committee, without such Participant's written consent.

7. Adjustments.    In the event of any change in Citigroup's capital structure on account of (i) any extraordinary dividend, stock dividend, stock split, reverse stock split or any similar equity restructuring; or (ii) any combination or exchange of equity securities, merger, consolidation, recapitalization, reorganization, divestiture or other distribution (other than ordinary cash dividends) of assets to stockholders, or any other similar event affecting Citigroup's capital structure, to the extent necessary to prevent the enlargement or diminution of the rights of Participants, the Committee shall make such appropriate equitable adjustments as may be permitted by the terms of the Plan and applicable law, to the number or kind of shares subject to the Reload Option and/or its grant price. All such adjustments shall conform to the requirements of Section 409A of the Code, to the extent applicable. Citigroup shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes. Notwithstanding the foregoing, the Committee may, in its discretion, decline to adjust any Reload grant to any Participant, if it determines that such adjustment would violate applicable law or result in adverse tax consequences to the Participant or the Company, and neither the Committee nor Citigroup shall be bound to compensate any Participant for any such adjustment not made, nor shall they be liable to Participant for any additional personal tax or other consequences of any adjustments that are made to a Reload Option.

8. Taxes and Tax Residency Status.    By accepting the Reload Option, Participant agrees to pay all applicable income and/or social taxes and file all required tax returns in all jurisdictions where Participant is subject to tax and/or an income tax filing requirement. If Participant is an employee in one of Citigroup's expatriate programs, he or she agrees to pay all applicable income and/or social taxes and file all tax returns in accordance with the applicable expatriate policy. To assist Citigroup in achieving full compliance with its obligations under the laws of all relevant taxing jurisdictions, Participant agrees to keep complete and accurate records of his or her income tax residency status and the number and location of workdays outside his or her country of income tax residency from the grant date until the date of exercise and the subsequent sale of any shares received upon exercise. Participant also agrees to provide, upon request, information about his or her tax residency status to Citigroup during such period. Participant will be responsible for any income tax due, including penalties and interest, arising from any misstatement by Participant regarding such information.

9. Consent to Electronic Delivery.    In lieu of receiving documents in paper format, Participant agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other forms or communications) in connection with this and any other prior or future incentive award or program made or offered by the Company or its predecessors or successors. Electronic delivery of a document to Participant may be via a Company e-mail system or by reference to a location on a Company intranet site to which Participant has access.

10. Consent and Disclosure Regarding Use of Personal Information.    In connection with the grant of this Reload Option, and any other award under any other equity award program, and the implementation and administration of any such program, including, without limitation, Participant's actual participation, or consideration by the Company for potential future participation, in any program at any time, it is or may become necessary for the Company, to collect, transfer, use, and hold certain personal information regarding Participant in and/or outside of Participant's home country. By accepting this Reload Option, Participant explicitly consents (i) to the use of such information for the purpose of being considered for participation in future equity awards (to the extent he/she is eligible under applicable program guidelines, and without any guarantee that any award will be made); and (ii) to the use, transfer, processing and storage, electronically or otherwise, of his/her personal information, as such use has occurred to date, and as such use may occur in the future, in connection with this Reload Option or any other equity award, as further described below.

Use, transfer, storage and processing of personal information, electronically or otherwise, may be in connection with the Company's internal administration of its equity award programs, or in connection with tax or other governmental and regulatory compliance activities directly or indirectly related to an equity award program. For such purposes only, personal information may be used by third parties retained by the Company to assist with the administration and compliance activities of its equity award programs, and may be transferred by the company that employs (or any company that has employed) Participant from Participant's home country to other Citigroup entities and third parties located in the United States and in other countries. Specifically, those parties that may have access to Participant's information for the purposes described herein include, but are not limited to, (i) human resources personnel responsible for administering the equity award programs, including local and regional equity award coordinators, and global coordinators located in the United States; (ii) Participant's U.S. broker and equity account administrator and trade facilitator; (iii) Participant's U.S., regional and local employing entity and business unit management, including Participant's supervisor and his/her superiors; (iv) the Personnel and Compensation Committee of the Citigroup Board of Directors or its designee, which is responsible for administering the Plan; (v) Citigroup's technology systems support team (but only to the extent necessary to maintain the proper operation of electronic information systems that support the equity award programs); and (vi) internal and external legal, tax and accounting advisors (but only to the extent necessary for them to advise the Company on compliance and other issues affecting the equity award programs in their respective fields of expertise).

At all times, Company personnel and third parties will be obligated to maintain the confidentiality of Participant's personal information except to the extent the Company is required to provide such information to governmental agencies or other parties. Such action will always be undertaken only in accordance with applicable law. The personal information that Citigroup may collect, process, store and transfer for the purposes outlined above may include Participant's name, nationality, citizenship, tax or other residency status, work authorization, date of birth, age, government/tax identification number, passport number, brokerage account information, GEID or other internal identifying information, home address, work address, job and location history, compensation and equity award information and history, business unit, employing entity, and Participant's beneficiaries and contact information. Participant may obtain more details regarding the access and use of his/her personal information, and may correct or update such information, by contacting his/her human resources representative or local equity coordinator.

11. Right of Set Off.    Participant agrees that the Company may retain for itself funds or securities otherwise payable to Participant pursuant to this Reload Option or any award under any equity award program administered by Citigroup to offset any amounts paid by the Company to a third party pursuant to any award, judgment, or settlement of a complaint, arbitration, or lawsuit of which Participant was the subject; to satisfy any obligation or debt that Participant owes the Company or its affiliates; or in the event any equity award is canceled pursuant to its terms

12. Entire Agreement; No Right to Employment.    The Prospectus, the original option grant agreement and this Notification constitute the entire understanding between the parties hereto regarding the Reload Option and supersede all previous written, oral, or implied understandings between the parties hereto about the subject matter hereof. Nothing contained herein, in the Plan, or in the Prospectus shall confer upon the Participant any rights to continued employment or employment in any particular position, at any specific rate of compensation, or for any particular period of time.

13. Arbitration; Conflict; Governing Law.    Any disputes regarding the Reload Option shall be resolved by arbitration in accordance with the Company's arbitration policies. In the absence of an effective arbitration policy, Participant understands and agrees that any dispute related to the Reload Option shall be submitted to arbitration in accordance with the rules of the American Arbitration Association, if so elected by the Company in its sole discretion. In the event of a conflict between the Plan and this Notification, or the terms, conditions, and restrictions of the Reload Option as specified in the Prospectus, the Plan shall control. This Notification shall be governed by the laws of the State of New York (regardless of conflict of laws principles) as to all matters, including, but not limited to, the construction, application, validity and administration of the Reload Option and the Plan.

14. Acceptance and Agreement by Participant.    By accepting this Reload Option, Participant agrees to be bound by the terms, conditions, and restrictions set forth in the Prospectus, this Notification, and the Company's policies, as in effect from time to time, relating to the administration of the Plan.

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[FORM OF RELOAD OPTION GRANT NOTIFICATION (EFFECTIVE NOVEMBER 1, 2006)]
RELOAD STOCK OPTION GRANT NOTIFICATION (Grant dated «stock_price_date»)